UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

Iterum Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K amends Item 8.01 of the Current Report on Form 8-K filed by Iterum Therapeutics plc (the “Company”) on September 1, 2020 in order to provide revised results of the Company’s pending rights offering.

Item 8.01 Other Events.

On August 31, 2020, the Company issued a press release announcing the expiration of the subscription period, as of 5:00 p.m., New York City time, on August 31, 2020, and preliminary results of its previously announced rights offering of units consisting of (i) a 6.500% Exchangeable Senior Subordinated Note due 2025, to be issued by Iterum Therapeutics Bermuda Limited, the Company’s wholly-owned subsidiary (“Iterum Bermuda”), fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (ii) 50 Limited Recourse Royalty-Linked Subordinated Notes, to be issued by Iterum Bermuda and fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors.  As previously disclosed, the Company had agreed to undertake the rights offering in connection with the Company’s January 2020 private placement of units consisting of 6.500% Exchangeable Senior Subordinated Notes due 2025 and Limited Recourse Royalty-Linked Subordinated Notes (the “Private Placement”).

Due to an inadvertent administrative error, an affiliate of an investor in the Private Placement, who had agreed not to purchase any units in the rights offering, subscribed for 6,154 of the 6,374 total units subscribed for in the rights offering.  As a result, the subscription for these 6,154 units will not be counted in the final allocation of units in the rights offering, and the Company will only accept subscriptions for 220 units.  Based on these revised results, the Company now estimates that it will receive aggregate gross proceeds of approximately $220,000 from the rights offering, not including estimated expenses relating to the rights offering and payable by the Company.

On September 2, 2020, the Company issued a press release in connection with the revised results of the rights offering, the full text of which is attached as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K and incorporated herein by reference. This Amendment No. 1 to Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Iterum Therapeutics plc, dated September 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC

Date: September 2, 2020	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer